UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC	20007
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events

On November 8, 2007, InPhonic, Inc., a Delaware corporation (the “Company”), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and signed an asset purchase agreement with Versa Capital Management, a private equity investment firm (“Versa”) to effect the sale of substantially all of the Company’s assets under Section 363 of the Bankruptcy Code. As part of the asset purchase agreement, the Company filed motions for orders granting authority to sell its assets to Versa pursuant to Section 363 of the Bankruptcy Code, establishing bidding procedures and setting a hearing date on the sale of the assets.

On December 13, 2007 the Bankruptcy Court granted the Company’s motions and approved the sale of substantially all of the Company’s assets to Versa. The Company expects the sale to close December 2007. In addition, the Bankruptcy Court has given final approval to the $25 million debtor-in-possession financing facility between the Company and Versa that will be used by the Company to maintain business relationships with vendors, suppliers and customers, to make payroll, and to satisfy other working capital and operational needs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ Kenneth D. Schwarz
Name:	Kenneth D. Schwarz
Title:	Executive Vice President and Chief Financial Officer

Date: December 20, 2007